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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  --------------

                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported):  April 7, 1998
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                        ANDREA ELECTRONICS CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


      New York                     1-4324                 11-0482020
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(State or Other Jurisdiction     (Commission            (IRS Employer
 of Incorporation)               File Number)           Identification No.)

 11-40 45th Road, Long Island City, New York                    11101
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   (Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:  (718) 729-8500
                                                     --------------

                                Not Applicable
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        (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

     On April 7, 1998, Andrea Electronics Corporation (the "Registrant" or "Andrea") announced that it had entered into an agreement (the "Agreement") to acquire all of the outstanding ordinary shares of capital stock of Lamar Signal Processing, Ltd., an Israeli corporation (respectively, the "Lamar Shares" and "Lamar"). Andrea's press release, dated April 7, 1998, announcing the Agreement is attached hereto as Exhibit 99.1.

     The consideration to be paid by Andrea for the acquisition of the Lamar Shares will be comprised of $3,000,000 in cash and 1,800,000 shares of Andrea's common stock, par value $.50 per share (the "Andrea Shares"). Transfer of the Andrea Shares will initially be restricted. The Andrea Shares will be released from the transfer restrictions in five equal increments from and after each of the first through fifth anniversaries of the closing of the acquisition of the Lamar Shares.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

(c) Exhibits:

     Exhibit
     Number                Description
     ------               ----------------------------------
      99.1                 Press release dated April 7, 1998


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                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 17, 1998            ANDREA ELECTRONICS CORPORATION
                                --------------------------------
                                  (Registrant)


                                 /s/ Patrick D. Pilch
                                --------------------------------
                                  Patrick D. Pilch
                                  Executive Vice President,
                                    Chief Financial Officer